As filed with the Securities and Exchange Commission on June 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Address, including zip code; telephone number, including area code of registrant’s principal executive offices)

Ameet Mallik

Chief Executive Officer

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Name, address, including zip code; telephone number, including area code of agent for service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

37 W. 39th Street, Suite 505

New York, NY 10018

(646) 328-0795

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities to be offered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class B Common Stock, par value $.01 per share	48,859	$2,202,319	$240.27

(1)	Consists of 48,859 shares of the registrant’ s Class B common stock to be offered and sold by the selling stockholder named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales price on the NYSE on June 4, 2021.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 7, 2021

PROSPECTUS

Rafael Holdings, Inc.

48,859

Shares of Class B Common Stock

The selling stockholder identified in this prospectus may sell, resell or otherwise dispose of up to 48,859 shares of our Class B common stock, par value $0.01 per share.  We are not offering any shares of Class B common stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby.

The selling stockholder may, from time to time, sell, resell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The selling stockholder will bear all fees, discounts, concessions or commissions, if any, of broker-dealers or agents in connection with the offering of the shares by the selling stockholder.  See “Plan of Distribution” beginning on page 9 of this prospectus for more information about how the selling stockholder may sell his shares of Class B common stock.

Our Class B common stock is listed on the NYSE under the symbol “RFL”. On June 4, 2021, the last reported sale price for our Class B common stock was $46.68 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC.  Under the registration statement, the selling stockholder may sell, at any time and from time to time, in one or more offerings, up to 48,859 shares of Class B common stock.   You should read this prospectus together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information.”

You should only rely on the information contained or incorporated by reference in this prospectus or the registration statement of which it forms a part.  No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder.

You should read the entire prospectus, as well as the documents incorporated by reference into this prospectus before making an investment decision.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof.  You should assume that the information appearing in this prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

As used in this prospectus, “Rafael Holdings, Inc.,” “Rafael,” “the Company,” “we,” “our,” “ours,” and “us” refer to Rafael Holdings, Inc. and its consolidated subsidiaries.

ii

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Rafael,” “Rafael Holdings, Inc.”, the “Company” and similar designations refer to Rafael Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Business

Rafael Holdings, Inc. (“Rafael Holdings” or the “Company”), a Delaware corporation, owns interests in pre-clinical and clinical stage pharmaceutical companies and commercial real estate assets.

The pharmaceutical holdings include preferred and common equity interests and a warrant to purchase additional equity interests in Rafael Pharmaceuticals, Inc., or Rafael Pharmaceuticals, which is a clinical stage, oncology-focused pharmaceutical company committed to the development and commercialization of therapies that exploit the metabolic differences between normal cells and cancer cells; and, a majority equity interest in LipoMedix Pharmaceuticals Ltd., or LipoMedix, a clinical stage oncological pharmaceutical company based in Israel. In addition, in 2019, we established the Barer Institute (“Barer”), a wholly-owned early stage venture focused on developing a pipeline of therapeutic compounds, including compounds to regulate cancer metabolism. The venture is pursuing collaborative research agreements with leading scientists from top academic institutions. In addition, we have recently initiated efforts to develop other early stage pharmaceutical ventures including Levco Pharmaceuticals Ltd. (“Levco”), an Israeli company, established to partner with Dr. Alberto Gabizon and a top institution in Israel on the development of novel compounds for cancer, and Farber Partners, LLC (“Farber”), formed around an agreement with Princeton University’s Office of Technology Licensing for technology from the laboratory of Professor Joshua Rabinowitz, in the Department of Chemistry, Princeton University, for an exclusive worldwide license to its SHMT (serine hydroxymethyltransferase) inhibitor program.

The commercial real estate holdings consist of a building at 520 Broad Street in Newark, New Jersey that serves as headquarters for the Company and certain other related entities and hosts other tenants and an associated 800-car public garage, and a portion of a building in Israel. On August 28, 2020 we sold a 3-story, 65,253 square foot office building located at 225 Old New Brunswick Road in Piscataway, New Jersey for $3,875,000.

Rafael Pharmaceuticals recently announced two milestones in its clinical trial phase programs including completing target enrollment of 500 patients of its pivotal phase 3 pancreatic cancer program, ahead of schedule in August 2020, and in March 2021 crossing enrollment of its hundred and fiftieth patient in its pivotal phase 3 study for relapsed or refractory Acute Myeloid Leukemia (“AML”). Additionally, the U.S. Food and Drug Administration (“FDA”) has granted Fast Track designation for Rafael Pharmaceuticals’ lead compound, CPI-613® (devimistat), for the treatment of both metastatic pancreatic cancer and AML.

Risks and Uncertainties - COVID-19

In December 2019, a new coronavirus, now known as COVID-19, which has proved to be highly contagious, and has since spread around the globe. The Company actively monitors the outbreak and its potential impact on its operations and those of the Company’s holdings. Although the Company’s operations are mainly in the United States, the Company has assets outside of the United States, and some of the Company’s pharmaceutical holdings conduct operations, manufacturing and clinical trial activities in Europe and Asia.

The impacts on the operations and specifically the ongoing clinical trials of our pharmaceutical holdings have been actively managed by respective pharmaceutical management teams who have worked closely with the appropriate regulatory agencies to continue clinical trial activities with as minimal impact as possible including receiving waivers for certain clinical trial activities from the respective regulatory agencies to continue the studies.

The Company has one tenant that had not paid rent in August 2020 due to the New Jersey state gym closures; however, the tenant subsequently resumed rent payments. There is a general degree of uncertainty in the national commercial real estate market based on the COVID-19 pandemic and as a result there remains a potential impact to the value of the Company’s real estate portfolio as well as efforts to monetize those assets.

The Company implemented a number of measures to protect the health and safety of our workforce, including at times a mandatory work-from-home policy for our workforce who can perform their jobs from home as well as restrictions on business travel and workplace and in-person meetings.

Due to both known and unknown risks, including quarantines, closures and other restrictions resulting from the outbreak, operations and those of the Company’s holdings may be adversely impacted. Additionally, as there is an evolving nature to the COVID-19 situation, we cannot reasonably assess or predict at this time the full extent of the long-term negative impact that the COVID-19 pandemic may have on our business, financial condition, results of operations and cash flows. The impact will depend on future developments such as the ultimate duration and the severity of the spread of the COVID-19 pandemic globally, the effectiveness of federal, state, local and foreign government actions on mitigation and spread of COVID-19, the pandemic’s impact on the U.S. and global economies, changes in our customers’ behavior emanating from the pandemic and how quickly we can resume our normal operations, among others. For all these reasons, the Company may incur expenses or delays relating to such events outside of the Company’s control, which could have a material adverse impact on the Company’s business.

Recent Financing

On December 7, 2020, we entered into a Securities Purchase Agreement (the “SPA”) for the sale of 567,437 shares of our Class B common stock at a price per share of $22.91 (which was the closing price for the Class B common stock on the New York Stock Exchange on December 4, 2020 the trading day immediately preceding the date of the SPA) for an aggregate purchase price of $13 million. In connection with the SPA, each purchaser was granted warrants to purchase twenty percent (20%) of the shares of Class B common stock purchased by such purchaser. The warrants have an exercise price of $22.91 per share and expire on June 6, 2022. We issued warrants to purchase an aggregate of 113,487 shares of Class B common stock.

On January 22, 2021, Pharma Holdings, LLC (the “Subsidiary”), our 90%-owned subsidiary, used a majority of the proceeds received pursuant to the SPA to partially exercise a warrant (the “Warrant”) to purchase Series D Convertible Preferred Stock of Rafael Pharmaceuticals, Inc. (“Rafael Pharmaceuticals”). The Subsidiary purchased 7,298,950 shares of Rafael Pharmaceuticals’ Series D Convertible Preferred Stock for $9,123,687. The Warrant is exercisable for up to 56% of the equity of Rafael Pharmaceuticals. Commensurate with its interest in the Subsidiary, the Company funded 90% of the aggregate exercise price. The exercise allowed us to maintain our ownership of majority of the outstanding capital stock of Rafael Pharmaceuticals (and to increase our position in Rafael Pharmaceuticals on a fully diluted basis (excluding the remainder of the Warrant)) in light of issuances of Rafael Pharmaceuticals equity securities to third parties stockholders, including due to warrant exercises by these stockholders.

We intend to use additional proceeds received pursuant to the SPA to fund the operations of our drug development programs including through the Barer Institute, and for general corporate purposes. Under the SPA, two entities, on whose Boards of Directors Howard Jonas, our Chairman of the Board serves, each purchased 218,245 shares of Class B common stock for consideration of $10 million. In March 2021, each entity exercised its warrants to purchase 43,649 shares of Class B common stock for aggregate consideration of $2 million.

The Offering

The selling stockholder named in this prospectus may offer and sell up to 48,859 shares of our Class B common stock, par value $0.01 per share. Our Class B common stock is currently listed on The New York Stock Exchange under the symbol “RFL.” Shares of our Class B common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the Class B common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Class B common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares that are being registered for resale by the selling stockholder pursuant to the terms of the Membership Interest Purchase Agreement by and between us and Robert Rodriguez, dated December 7, 2020, whereby we purchased the economic rights to Mr. Rodriguez’s thirty-three and one-third percent (33.33%) interest in Altira Capital & Consulting, LLC (the “Purchase Agreement”). Under the Purchase Agreement, we may pay up to $6,950,000 of the purchase price in shares of Class B common stock and have the obligation to register the resale of such shares. When we refer to the selling stockholder in this prospectus, we are referring to the holder of registration rights under the Purchase Agreement. See “Selling Stockholder” beginning on page 8 of this prospectus.

Class B Common Stock

The selling shareholder may offer to sell shares of our Class B common stock, par value $0.01 per share. Holders of our Class B common stock are entitled to receive dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not have any issued and outstanding preferred stock. Each holder of our Class B common stock is entitled to one tenth of one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our Class B common stock. Our Class B common stock is described in greater detail in this prospectus under “Description of Capital Stock — Class B Common Stock.”

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Form 10-K for the fiscal year ended July 31, 2020, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission (the “SEC”) since July 31, 2020, including after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development and commercialization of new products, enhancements of existing products or technologies, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholder. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholder of the shares of Class B common stock covered hereby.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our Class B common stock referenced in this prospectus. The selling stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by him of the shares covered hereby.

See “Selling Stockholder” and “Plan of Distribution” described below.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of (i) 35 million shares of Class A common stock, (ii) 200 million shares of Class B common stock, and (iii) 10 million shares of Preferred Stock.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to three votes for each share on all matters to be voted on by the stockholders. Holders of our Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Each share of our Class A common stock may be converted, at any time and at the option of the holder, and automatically converts upon transfers to unaffiliated parties, into one fully paid and non-assessable share of our Class B common stock.

As of June 4, 2021, there were 787,163 of our shares of Class A common stock outstanding.

Class B Common Stock

Holders of shares of our Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of our Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

As of June 4, 2021, there were 16,934,003 shares of Class B common stock outstanding.

Preferred Stock

The Board of Directors has the authority to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

As of June 4, 2021, there were no shares of our preferred stock outstanding.

Anti-Takeover Effects of Our Charter and By-Laws

Some provisions of Delaware law and our Certificate of Incorporation and By-Laws could make the following more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Certificate of Incorporation; By-Laws

Our Certificate of Incorporation and By-Laws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Our Certificate of Incorporation provides that the number of directors on our Board of Directors will be between two and seventeen. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Disparate Voting Rights. Holders of shares of our Class A common stock are entitled to three votes for each share and holders of shares of Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders.

NYSE Listing

Our Class B common stock is listed on the NYSE and trades under the symbol “RFL.”

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust, LLC.

SELLING STOCKHOLDER

Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus forms a part to cover the resale of 48,859 shares of our Class B common stock issued to the selling stockholder in accordance with the Purchase Agreement, and to keep such registration statement effective until all the shares issued pursuant to the Purchase Agreement have been sold pursuant to such registration statement or may sold without restriction under Rule 144(b)(i) of the Securities Act.

Registration of Shares under the Purchase Agreement

We are registering the shares in accordance with the terms of the Purchase Agreement to permit the selling stockholder, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the selling stockholder in this prospectus we are referring to the holder of registration rights under the Purchase Agreement.

The selling stockholder may sell some, all or none of the shares he owns that are covered by the registration statement. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder.

The following table sets forth the name of the selling stockholder, the number and percentage of our Class B common stock beneficially owned by the selling stockholder as of June 4, 2021, the number of shares that may be offered under this prospectus, and the number and percentage of our Class B common stock beneficially owned by the selling stockholder assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Class B common stock.

All information contained in the table below is based upon information provided to us by the selling stockholder. The percentage of our shares owned after the offering is based on 16,934,003 shares of Class B common stock outstanding as of June 4, 2021. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder named in this table has sole voting power with respect to the shares of Class B common stock indicated as beneficially owned.

The address of the stockholder listed on the table is c/o Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102.

	Number of Shares Beneficially Owned Prior to this Offering		Number of Shares Being Sold	Number of Shares Beneficially Owned After this Offering
Selling Stockholder	Number	Percent	Offered	Number	Percent
Robert Rodriguez	56,309	*	48,859	7,450	*

*	Less than one percent.

PLAN OF DISTRIBUTION

We are registering the shares of Class B common stock issued to the selling stockholder to permit the sale and resale of these shares of Class B common stock by the selling stockholder from time to time from after the date of this prospectus.

The selling stockholder may, from time to time, sell any or all of his shares of Class B common stock covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.  The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales, to the extent permitted by law;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares of Class B common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The aggregate proceeds to the selling stockholder from the sale of the Class B common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class B common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Class B common stock.

In connection with the sale of the shares of Class B common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class B common stock in the course of hedging the positions they assume. The selling stockholder may also sell the shares of Class B common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of Class B common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Class B common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of Class B common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the selling stockholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event, the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Purchase Agreement.  Shares of Class B common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Class B common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Class B common stock may not simultaneously engage in market making activities with respect to the shares of Class B common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Class B common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed him of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our Class B common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

There can be no assurance that the selling stockholder will sell any or all of the shares of Class B common stock we registered on behalf of the selling stockholder pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class B common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Schwell Wimpfheimer & Associates, LLP, New York, New York, will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents. Certain partners of the Firm are the beneficial owner of an aggregate of 9,249 shares of Class B common stock.

EXPERTS

The consolidated financial statements of Rafael Holdings, Inc. appearing in Rafael Holdings, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2020, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at http://www.rafaelholdings.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended July 31, 2020, filed with the SEC on October 29, 2020;

●	Our Quarterly Report on Form 10-Q for the year quarter ended October 31, 2020, filed with the SEC on December 15, 2020 and January 31, 2020 filed with the SEC on March 17, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on September 1, 2020, October 29, 2020, December 11, 2020, December 15, 2020, January 19, 2021, January 28, 2021, March 11, 2021 and March 17, 2021;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on November 23, 2020; and

●	Description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form 10, filed with the SEC on March 26, 2018, and contained in Exhibit 4.2 to our Annual Report on 10-K filed with SEC on October 29, 2020, including any amendment or report filed for the purpose of updating such information.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, Attn: Investor Relations, or you may call us at (212) 658-1450.

RAFAEL HOLDINGS, INC.

48,859

Shares of Class B Common Stock

PROSPECTUS

June 7, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the registration statement (all of which will be borne by Rafael Holdings, Inc.).

Securities and Exchange Commission Fee	$240.27
Accountants’ Fees and Expenses	$7,500
Legal Fees and Expenses	$4,000
Printing Fees	$484
Miscellaneous	$-
TOTAL	$12,224.27

15. Indemnification of Officers and Directors

Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care". While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company may enter into indemnification agreements with certain of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing certain other protections. The Company also maintains insurance policies which insure the officers and directors against certain liabilities.

16. Exhibits

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(1)

3.2	Amended and Restated By-laws of Rafael Holdings, Inc.(2)

5.1	Opinion of Schwell Wimpfheimer & Associates LLP.

10.1	Membership Interest Purchase Agreement between Rafael Holdings, Inc. and Robert Rodriguez, dated as of December 7, 2020. (3)

23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (included on signature page of this registration statement).

(1)	Incorporated by reference to Form 10-12G/A, filed March 26, 2018.
(2)	Incorporated by reference to Form 8-K, filed September 26, 2019.
(3)	Incorporate by reference to Form S-3/A, filed March 11, 2021.

17.	Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newark, State of New Jersey, on June 7, 2021.

RAFAEL HOLDINGS, INC.

By:	/s/ Ameet Mallik
Ameet Mallik
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joyce Mason as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of June 7, 2021.

Signature	Titles

/s/ Howard S. Jonas	Chairman of the Board and Director
Howard S. Jonas

/s/ Ameet Mallik	Chief Executive Officer
Ameet Mallik	(Principal Executive Officer)

/s/ David Polinsky	Chief Financial Officer
David Polinsky	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen Greenberg	Director
Stephen Greenberg

/s/ Rachel Jonas	Director
Rachel Jonas
/s/ Dr. Boris C. Pasche	Director
Dr. Boris C. Pasche

/s/ Dr. Michael J. Weiss	Director
Dr. Michael J. Weiss

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(1)

3.2	Amended and Restated By-laws of Rafael Holdings, Inc.(2)

5.1	Opinion of Schwell Wimpfheimer & Associates LLP.

10.1	Membership Interest Purchase Agreement between Rafael Holdings, Inc. and Robert Rodriguez, dated as of December 7, 2020. (3)

23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (included on signature page of this registration statement).

(1)	Incorporated by reference to Form 10-12G/A, filed March 26, 2018.
(2)	Incorporated by reference to Form 8-K, filed September 26, 2019.
(3)	Incorporate by reference to Form S-3/A, filed March 11, 2021.